PURCHASE AND SALE AGREEMENT


 COUNTY OF HARRIS
                                           KNOW ALL PERSONS BY THESE PRESENTS:
STATE OF TEXAS



This Purchase and Sale Agreement (the "Agreement") is made and entered into by and between CHRIS WILLIAMS, TRUSTEE IN BANKRUPTCY FOR NEWPORT PARTNERS, Case No. 97-48083-H1-11 (hereinafter called "Seller") and RAMPART PROPERTIES CORPORATION (hereinafter called "Purchaser").

                                   WITNESSETH:

1. Property. For good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the real property, together with all rights, and appurtenances thereto along with improvements situated thereon, if any, which is described on Exhibit "A," which is attached hereto and made a part hereof for all purposes (the "Real Property"), and all personal property owned by Seller (except for cash) and used and/or situated on the Property, and all rights and benefits of Seller under leases, service contracts and existing claims of Seller under lawsuits, and any other rights of any type or assets of any type owned or claimed to be owned by Seller, collectively hereinafter referred to as the "Property." It is intended, by this Contract, that all assets of the bankrupt estate for Newport Partners (except for the cash to be retained by Seller as provided for herein) shall be conveyed and transferred to Purchaser at Closing and upon payment of the Purchase Price.

2. Purchase Price.

A. The purchase price for the Property shall be the sum of TWO MILLION EIGHT HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($2,875,000.00) and such purchase price shall be paid in cash at the Closing (hereafter defined).

B. Upon execution of this Agreement, Purchaser shall make an Earnest Money deposit, the amount of which shall be equal to five percent (5%) of the Purchase Price. The earnest money is payable by wire transfer or certified cashier's check drawn on a United States Bank, made payable to Seller. In the event Purchaser fails to purchase the Property in accordance with the provisions of this Agreement, Seller may, as its sole remedy, terminate this Agreement and retain the Earnest Money as liquidated damages. Otherwise, the Earnest Money shall be credited to the purchase price of the Property at Closing. Time is of the essence under this Agreement. If Purchaser fails to timely eposit the Earnest Money, Purchaser's offer shall be deemed rejected and this Agreement shall be null, void and of no force and effect.

3. Title.

A. Title Commitment. Seller has caused the First American Title Company ("the Title Company") to issue to Purchaser a commitment for an owner's title insurance policy (the "Title Commitment"), setting forth the state of title to the Property. Purchaser acknowledges receipt and review of the Title Commitment and further acknowledges that title to the Property (and the encumbrances listed on the Title Commitment) are not acceptable to Purchaser in that, the legal descriptions, survey descriptions, etc. do not coincide. Seller and Purchaser each agree to use reasonable and good faith efforts prior to Closing to cause all legal descriptions of the Property, Exhibit "A" to the Title Commitment, and Exhibit "A" to the Special Warranty Deed to coincide and be the same. If, by the scheduled Closing Date, all of such legal descriptions do not coincide and are not determined to be the same by the Title Company, either Seller or Purchaser shall have the right, by written notice to the other party, to terminate this Contract, in which event the parties shall be relieved from all obligations hereunder, each to the other, and the Earnest Money shall be returned to Purchaser. All items set out in the Title Commitment (save and except for the legal descriptions, liens listed in Schedule C of the Title Commitment and parties in possession) shall be considered "Permitted Exceptions."

B. Title Policy. At the Closing of the sale of the Property as provided for herein, if requested by Purchaser and if Purchaser pays the title premium charged therefor, Seller shall cause an owner's title policy to be furnished to Purchaser by the Title Company covering the Property. Such title policy shall be issued by the Title Company and shall insure Purchaser's ownership of fee simple, indefeasible title to the Property. The title policy shall contain the Permitted Exceptions, but shall contain no additional exceptions to title other than standard printed exceptions (which standard printed exceptions may be deleted as hereafter provided), and shall be issued on the form of owner's policy of title insurance then currently promulgated by the State Board of insurance of the State of Texas. All "Schedule C" items (including, but not limited to, liens) shall be released or satisfied at or before closing, through order of the Bankruptcy Court, or otherwise.

C. Deed. The Property will be conveyed by Seller to Purchaser upon the Closing by Special Warranty Deed conveying good and indefeasible fee simple title free and clear of all claims of any individual entities, municipalities or other governmental or quasi-governmental organizations, including, but not limited to ( I ) the New Property Owners Association in Newport, (2) claims offset, failure of consideration or the like that any property owner in Newport may have against Seller (including claims to offset paying past maintenance dues, and (3) any other claims, subject only to: (i) the matters set forth in Schedule "B" of the Title Commitment (except parties in possession which shall be deleted) at Purchaser's cost; (ii) all easements and other matters shown on the plat of any subdivision; and (iii) other matters specifically provided for herein (collectively, the "Permitted Exceptions").

4. Closing.

A. The purchase of the Property pursuant hereto shall occur at the offices of the Title Company on the Closing Date. The Closing Date shall occur on the later of the following dates: (i) ten (10) business days following the "Effective Date" hereof(as hereafter defined), or(ii) ten (10) days after the "Plan in Bankruptcy" is confirmed, whichever is later, or on such other date as mutually agreed upon between Seller and Purchaser, in writing.

B. At the Closing, Seller shall deliver to Purchaser the following:

(1) A Special Warranty Deed, duly executed and acknowledged, conveying the Property to Purchaser, as provided in Paragraph 3. C above; and

(2) if requested and paid for by Purchaser, Seller shall cause the Title Company to deliver to Purchaser the owner's policy of title insurance as set out in Paragraph 3.B above. If Purchaser requests deletion of(and such deletions are acceptable to the Title Company) the standard exceptions relating to parties in possession, and the boundary exception, the same shall be deleted at Purchaser's cost from the owner title policy delivered to Purchaser.

(3) A Bill of Sale and Assignment in form acceptable to Seller and Purchaser, conveying all Property.

C. At the Closing, Purchaser shall pay to Seller the purchase price for the Property, in cash, by cashier's check or by wired funds (as instructed by Seller or the Title Company).

D. At the Closing, Seller shall pay one-half of any escrow fee, the cost of preparing all mortgage lien releases (of any existing mortgage liens placed against the Property by Seller, if any), the cost of tax certificates, the cost of preparation of the Deed by Seller's attorney, and the fees for recording the Deed. Purchaser shall pay one-half of any escrow fee, and the premiums for an owner's title insurance policy, together with all deletions therefrom requested by Purchaser. Real estate taxes and homeowners association assessments, if any, relating to the Property shall be prorated between Seller and Purchaser, and shall be fully paid for the year 1998, at Closing. Notwithstanding anything herein to the contrary, Seller will retain all cash including, but not limited to, all homeowners fees, dues and assessments paid (and received by Seller) at or prior to Closing. All homeowners fees, dues and assessments paid after Closing shall be paid to Purchaser. If Closing shall occur before the tax rate is fixed for the year in which Closing occurs, the proration of taxes shall be upon the basis of the tax rate for the previous year applied to the most recent assessed valuation. Thereafter, there will be no adjustment of such prorations.

E. Except as otherwise provided herein, all closing costs shall be charged to the respective parties as is customary in the purchase and sale of real property in Harris County, Texas, on the date of the Closing Possession of the Property shall be delivered to Purchaser at the Closing thereof



5.     Default and Remedies.

A.   Seller's Defaults; Purchaser's Remedies.

(1) Seller's Defaults. Seller shall be in default hereunder in the event Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement.

(2) Purchaser's Remedies. In the event Seller shall be in default hereunder, Purchaser may, at Purchaser's sole option, and as Purchaser's sole remedy, do any one of the following

(i) Terminate this Agreement by written notice delivered to Seller, and in such event, this Agreement shall be null, void and of no force and effect, and the parties hereto shall have no further obligations hereunder, each to the other, and the Earnest Money shall then be refunded to Purchaser and breakup fee paid; or

(ii) Waive defects or objections and enforce specific performance of the sale and purchase of the Property without adjustment of the purchase price

B.   Purchaser's Defaults; Seller's Remedies.

(1) Purchaser's Default. Purchaser shall be in default hereunder if Purchaser shall for any reason other than a default by Seller hereunder, or termination of this A6reement pursuant to the express provisions hereof, fail to meet, comply with, or perform any material covenant, agreement or obligation on its part to be performed within the time limits and in the manner set forth herein

(2) Seller's Remedies. In the event Purchaser shall be in default hereunder, Seller may, as its sole and exclusive remedy, terminate this Agreement by written notice to Purchaser and retain the Earnest Money, it being agreed between Purchaser and Seller that such sum shall be liquidated damages for a default by Purchaser hereunder because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default.

C. In the event either party institutes legal proceedings to exercise its rights or to enforce this Agreement, the prevailing party in any such proceeding shall be entitled to recover reimbursement of all reasonable legal fees and costs of court incurred by such prevailing party from the other party.

6. Utility Districts. Purchaser acknowledges its awareness that the Property is located within the boundaries of The Newport Municipal Utility District and the same is the resulting consolidated district of Mud #20 and Mud #73.

7. Special Conditions. The parties recognize and agree that this is a "backup" contract, subject to the rights of Seller and the Buyer under that contract dated the 7th day of December, 1998, between Seller and RGW GOLF DEVELOPMENT, which contract is attached hereto as Exhibit "B" (the "Prime Contract"). it is intended that this Contract shall become effective only in the event of termination of the Prime Contract. If the Prime Contract is terminated (by the buyer thereunder or by the Seller herein) then this Contract shall become effective, and the "Effective Date" of this Contract shall be that date on which Seller notifies the Purchaser herein that the Prime Contract has been terminated. If the Seller herein does not give Purchaser notice that the Prime Contract has been terminated on or before January 30 , 1999, then this Contract shall automatically terminate and be of no further force and effect [and any Earnest Money deposited by the Purchaser herein, together with the "breakup fee" (hereafter defined) shall be paid over to the Purchaser] and the parties shall have no further liabilities or obligations each to the other. If the Prime Contract closes, then the Earnest Money will be returned to Purchaser and Seller herein will pay to Purchaser [within two (2) business days after the closing under the Prime Contract] a "breakup fee" equal to three percent (3%) of the net amount received by Seller at the closing of the Prime Contract. If Purchaser closes hereunder, it shall still receive the breakup fee set out in the preceding sentence. Obligations covering the breakup fees shall survive the Closing of this Contract.

8. General Provisions.

A. Commissions. Seller has agreed to pay a commission to CB Richard Ellis ("Broker") in accordance with a separate agreement. Neither the Seller nor the Broker shall pay any brokerage commission, finder's or other fee to any broker, agent or other person other than Seller's obligations under the above-referenced listing agreement between it and the Broker. Purchaser acknowledges that any cooperating broker claiming to represent the Purchaser or the Seller shall not receive any commission payments from Seller or the Broker unless ordered by the court. Except as set forth in the preceding sentences of this Section, Seller shall defend, indemnify, and hold harmless Purchaser, and Purchaser shall defend, indemnify, and hold harmless Seller and Broker, from and against all claims by any broker, agent or other person for brokerage, commission, finder's or other fees relative to this Agreement or the sale of the Property, and all court costs, attorney's fees, and other costs or expenses, arising therefrom, and alleged to be due by authorization of the indemnifying party. This paragraph shall survive the termination of this Agreement and the Closing.

The Seller's duty to indemnify and hold the Broker and/or Purchaser harmless is limited to the assets of the Newport Partners bankruptcy estate, and the Seller shall in no way be personally liable for any such indemnification. The Seller's duty to indemnify and hold harmless created hereby shall survive until the closing of the bankruptcy estate.

B. Survival of Provisions. It is mutually agreed by the parties hereto that except as expressly provided herein, the terms and provisions contained in this Agreement shall be considered merged into the instruments evidencing such conveyance, and shall not survive such conveyance.

C. Notices. All of the requirements and provisions for notice under this Agreement shall have been met when such notice has been placed in writing and sent certified mail, United States mail, postage prepaid, return receipt requested, to the respective parties hereto at the following addresses or a change of address is given by either party to the other in writing:

                            TO PURCHASER: RAMPART PROPERTIES CORPORATION
                                                700 Louisiana, Suite 2510
                                                Houston, Texas  77002


                            WITH COPY TO: CHRISTIAN & SMITH, LLP
                                               ATTENTION: WES CHRISTIAN
                                               2302 FANNIN
                                               SUITE 500
                                               HOUSTON, TEXAS 77002

                            TO SELLER:          CHRIS WILLIAMS, TRUSTEE
                                                5858 WESTHEIMER
                                                SUITE 707
                                                HOUSTON, TEXAS 77057

                            WITH COPY TO:       WEYCER, KAPI.AN, PULASKI &
                                                ZUBER, P.
                                                ATTENTION: EDWARD J. ROTHBERG
                                                11 GREENWAY PLAZA
                                                SUITE 1400
                                                HOUSTON, TEXAS 77046

D. Time of Essence. It is mutually agreed that time is of the essence of this Agreement and each of its terms. Waiver of any obligation or performance by either Purchaser or Seller shall not constitute a waiver of a subsequent obligation or performance. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday or Sunday or a legal holiday under the laws of the State of Texas, then and in such event, the time of such period shall be extended to the next business day which is not a Saturday, Sunday or legal holiday.

E. Entire Agreement. This Agreement contains the entire agreements, oral or written of the parties hereto, and there are no other representations, conditions and/or understandings made which are not expressly contained in this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the respective permitted successors and assigns of the parties hereto and shall be governed and construed by the laws of the State of Texas. This Agreement and the rights of Purchaser herein may not be assigned without the prior written consent of Seller.

F. Court Approval. At the Closing, Seller shall furnish Purchaser with an order from the bankruptcy court approving the sale and conveyance as contemplated by the terms of this Agreement, or an order confirming Chapter 11 Plan ("Plan in Bankruptcy") authorizing the Trustee ("Seller") to sell and convey the Property to Purchaser free and clear of all liens, claims and encumbrances.

G. PURCHASER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT PURCHASER HAS HAD SUFFICIENT OPPORTUNITY TO MAKE FULL AND COMPLETE INSPECTIONS OF THE PROPERTY TO PURCHASER'S SATISFACTION. PURCHASER HAS ALSO RECEIVED A SURVEY OF THE PROPERTY AND HAD AN OPPORTUNITY TO REVIEW THE TITLE TO THE PROPERTY TO PURCHASER'S SATISFACTION. PURCHASER IS RELYING SOLELY ON PURCHASER'S OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER, BROKER OR ANY PARTY ACTINC ON BEHALF OF SELLER. IT IS THE UNDERSTANDING AND INTENTION OF THE PARTIES HERETO THAT THE SALE OF THE PROPERTY FROM SELLER TO PURCHASER IS MADE ON AN "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS. IT IS EXPRESSLY PROVIDED, AND PURCHASER ACKNOWLEDGES, TIIAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO, CONCERNING OR WITH RESPECT TO (1) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (11) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, REGULATIONS, STATUTES OR ORDINANCES OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (111) THE LIABILITY, MERCHANTABILITY, MARKETABILITY OR PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, OR (IV) ANY OTHER MATTER WITH RESPECT TO TIIE PROPERTY. SPECIFICALLY, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET OUT IN THIS AGREEMENT, SELLER AND BROKER HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONSOR WARRANTIES REGARD ING CO MPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION OR LAND USE LAWS, RULES OR REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, THOSE PERTAINING TO SOLID WASTE, AS DEFINED BY U. S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART261, OR TIIE DISPOSAL OR EXISTENCE IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCES AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER. THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS PARAGRAPH SHALL BE INCLUDED IN THE DEED FROM SELLER TO PURCHASER AND SHALL EXPRESSLY SURVIVE THE CLOSINC OF THIS AGREEMENT.

H. Assignment. Except as provided in this subparagraph H below, neither party shall have the right to assign this Agreement or any of its rights and privileges hereunder to any other person, firm or corporation without the prior written consent of the other party. Notwithstanding the preceding sentence, it is agreed and understood that the Purchaser shall have the right to assign this Contract to an affiliate of Purchaser, or to assign certain portions of the property being purchased by the Purchaser to other affiliated entities of the Purchaser. An "affiliate" or "affiliated entities" shall mean entities(corporations, partnerships or otherwise) controlled by or under the control of the Purchaser named above.

I. Water. If the Property, which is the subject of this Contract, includes the golf course, Purchaser understands and agrees that in accordance with the requirements of the Harris Galveston Coastal Subsidence District ("HGCSD"), Purchaser agrees to apply for a new water permit within ninety (90) days of the date of closing. Further, and with respect to the requirements of the HGCSD, Purchaser agrees as follows: within six (6) months from the date of closing, Purchaser shall convert to surface water by completing the construction of the pipe line from Municipal Utility District No. 19 to the irrigation lake in exchange for (a) an agreement of, or (b) creation of, an agreement from all necessary parties allowing Purchaser to use such water at a rate satisfactory to Purchaser.. If permitted pursuant to the terms of a confirmed Chapter 11 Plan, Seller will escrow $150,000.00 from the sales proceeds for the purpose of insuring the construction of the water line. In connection therewith, Seller and Purchaser shall enter into an Escrow Agreement, in form acceptable to Seller, with the Title Company, whereby the title company will hold such escrow funds pending completion of the water line, at which time (and upon presentation to the Trustee and the escrow agent of evidence indicating the amount required for construction of such water line) such amount (up to but not in excess of the sum of $150,000.00) shall be paid to Purchaser against paid receipts for the hard costs of construction of such water line, and the balance in the escrow, if any, shall be paid over to the Seller.

J. Inspection Indemnification. Purchaser shall indemnify and defend Seller and Broker and hold Seller and Broker harmless from and against any and all claims, liabilities, costs, expenses, causes of action or damages to the Property or against Seller or Broker caused by Purchaser's and/or Purchaser's authorized agents', representatives or employees as a result of any inspection of the Property by such parties.

K. Execution. Each party hereto expressly represents the execution and delivery of this Agreement is duly authorized by all necessary parties, proceedings and actions, and is fully binding on the respective party hereto, their successors and assigns.

L. Until this Contract becomes effective (as provided for in Paragraph 7 above) the Purchaser shall make no communications with RGW Golf Development regarding the Property, the Prime Contract, this Contract, or any other matter related to the foregoing.

M. Seller agrees that Seller will not consent to an alteration or change in the terms of the Prime Contract without Purchaser's express prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.


 EXECUTED by Purchaser on this the 15th day of December, 1998.

                           PURCHASER:

                           RAMPART PROPERTIES CORPORATION

                           BY:   /S/    J.H. Carpenter
                           PRINTED NAME:   J.H. Carpenter
                           TITLE:  Vice President

EXECUTED by Seller on this the 15th day of December, 1998.


                           BY:  /S/    CHRIS WILLIAMS
                           CHRIS WILLIAMS, TRUSTEE
                           IN BANKRUPTCY FOR
                           NEWPORT PARTNERS

                           PURCHASE AND SALE AGREEMENT



COUNTY OF HARRIS
                                            KNOW ALL PERSONS BY THESE PRESENTS:
STATE OF TEXAS


This Purchase and Sale Agreement (the "Agreement") is made and entered into by and between CHRIS WILLIAMS, TRUSTEE IN BANKRUPTCY FOR NEWPORT PARTNERS (hereinafter called "Seller") and RGW GOLF DEVELOPMENT, a Texas Corp. (hereinafter called "Purchaser").

                                   WITNESSETH:

1. Property. For good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the real property, together with all rights, and appurtenances thereto along with improvements situated thereon, if any, which is described on Exhibit "A," which is attached hereto and made a part hereof for all purposes (the "Property").

2. Purchase Price.

A.The purchase price for the Property shall be the sum of NO/100 DOLLARS and such purchase price shall be paid in cash at thc Closing (hereafter defined).

B. Upon execution of this Agreement, Purchaser shall make an "Earnest Money" deposit to SELLER. PURCHASER shall deposit an additional $240,000. In the event Purchaser fails to purchase the Property in accordance with the provisions of this Agreement, Seller may, as its sole remedy, terminate this Agreement and retain the Earnest Money as liquidated damages. Otherwise, the Earnest Money shall be credited to the purchase price of the Property at Closing. Time is of the essence under this Agreement if Purchaser fails to timely deposit the Earnest Money, Purchaser's offer shall be deemed rejected and this Agreement shall be null, void and of no force and effect. The Earnest Money shall be held by Seller in an interest-bearing account. When reference is made herein to the Earnest Money, the same shall include any interest earned thereon.

3. Title.

A. Title Commitment. Seller has caused the First American Title Company ("the Title Company") to issue to Purchaser a commitment for an owner's title insurance policy (the "Title Commitment"), setting forth the state of title to thc Property. Purchaser acknowledges receipt and review of the Title Commitment and further acknowledges that title to the Property (and the encumbrances listed on the Title Commitment) is acceptable to Purchaser. All items set out in Schedule B of the Title Commitment shall be considered "Permitted Exceptions."

B. Title Policy. At the Closing of the sale of the Property as provided herein, if requested by Purchaser and if Purchaser pays the title premium charged therefor, Seller shall cause an owner's title policy to be furnished to Purchaser by the Title Company covering the Property. Such title policy shall be issued by the Title Company and shall insure Purchaser's ownership of fee simple, indefeasible title to the Property. The title policy shall contain the Permitted Exceptions, but shall contain no additional exceptions to title other than standard printed exceptions, and shall be issued on the standard form of owner's policy of title insurance then currently promulgated by the State Board of insurance of the State of Texas.

C. Deed. The Property will be conveyed by Seller to Purchaser upon the Closing by Special Warranty Deed conveying good and indefeasible fee simple title, subject only to: (i) the matters set forth in Schedule "B" of the Title Commitment; (ii) all easements and other matters shown on the plat of any subdivision; and (iii) other matters specifically provided for herein (and the same shall also constitute "Permitted Exceptions").

D. Review Period. It is agreed that Purchaser shall have a "Review Period" (that will begin on the effective date of this Contract and terminate at 5:00 p.m., Central Standard Time, January 15, 1999), in which to come upon the Property and to make soil tests and other inspections of the Property, to make surveys and to examine the physical condition of the Property and the condition of title to the Property to determine if the Property is acceptable for Purchaser's use. In the event the Property is unacceptable to Purchaser, Purchaser shall have until the end of the Review Period (5 00 p.m., Central Standard Time, January 15, 1999) in which to notify Seller, in writing, of Purchaser's election to terminate this Contract, in which the Earnest Money, together with any interest earned thereon, shall be immediately returned to the parties hereto shall be released from all obligations hereunder, each to the other. In the event Purchaser does not elect to so terminate this Contract (on or before 5:00 p.m., Central Standard Time, January 15, 1999), it shall be deemed, for all purposes, that Purchaser is satisfied with the condition of the Property, title to the Property and all other aspects of the Property, and the Earnest Money shall then be nonrefundable to Purchaser.

4. Closing.

A. The purchase of the Property pursuant hereto shall occur at the offices of the Title Company on the Closing Date. The Closing Date shall occur on February 15, 1999.

B. At the Closing, Seller shall deliver to Purchaser the following:

(1) A Special Warranty Deed, duly executed and acknowledged. conveying the Property to Purchaser, as provided in Paragraph 3 above, in the form of Deed being set out in Exhibit "B," which is attached hereto and made a pan hereof for all purposes; and

(2) if requested and paid for by Purchaser, Seller shall cause the Title Company to deliver to Purchaser the owner's policy of title insurance as set out in Paragraph 3.B above.

C. At the Closing, Purchaser shall pay to Seller the purchase price for the Property, in cash, by cashier's check or by wired funds (as instructed by Seller or the Title Company).

D. At the Closing, Seller shall pay one-half of any escrow fee, the cost of preparing all mortgage lien releases (of existing mortgage liens placed against the Property by Seller, if any), the cost of tax certificates, the cost of preparation of the Deed by Seller's attorney, and the fees for recording the Deed. Purchaser shall pay one-half of any escrow fee, and the premiums for an owner's title insurance policy. Real estate taxes and homeowners association assessments, if any, relating to the Property for the year of Closing shall be prorated between Seller and Purchaser. If Closing shall occur before the tax rate is fixed for the year in which Closing occurs, the proration of taxes shall be upon the basis of the tax rate for the previous year applied to thc most recent assessed valuation. Thereafter, there will be no adjustment of such prorations.

E. Except as otherwise provided herein, all closing costs shall be charged to the respective parties as is customary in the purchase and sale of real property in Harris County, Texas, on the date of the Closing. Possession of the Property shall be delivered to Purchaser at the Closing and upon funding of the Purchase Price to Seller.

5. Default and Remedies.

A. Seller's Defaults; Purchaser's Remedies.


(1) Seller's Defaults. Seller shall be in default hereunder in the event Seller shall fail to meet, comply with, or perform any covenant agreement or obligation on its part required within the time limits and in the manner required in this Agreement.

(2) Purchaser's Remedies. In the event Seller shall be in default hereunder, Purchaser may, at Purchaser's sole Option, and as Purchaser's sole remedy, do any one of the following:

(i) Terminate this Agreement by written notice delivered to Seller, and in such event this Agreement shall be null, void and of no force and effect, and the parties hereto shall have no further obligations hereunder, each to the other, and the Earnest Money shall then be refunded to Purchaser; or

(ii) Waive defects or objections and proceed to purchase the Property without adjustment of the, purchase price.

(iii) Proceed with a Specific Performance Lawsuit against Seller.


B. Purchaser's Defaults; Seller's Remedies.

(1 ) Purchaser's Default Purchaser shall be in default hereunder if Purchaser shall for any reason other than a default by Seller hereunder, or termination of this Agreement pursuant to the express provisions hereof, fail to meet, comply with, or perform any covenant, agreement or obligation on its part to be performed within the time limits and in the manner set forth herein.

(2) Seller's Remedies. In the event Purchaser shall be in default hereunder, Seller may, as its sole and exclusive remedy, terminate this Agreement by written notice to Purchases and retain the Earnest Money, it being agreed between Purchaser and Seller that such sum shall be liquidated damages for a default by Purchaser hereunder because of the difficulty, inconvenience. and uncertainty of ascertaining actual damages for such default.

C. The remedies provided hr above shall be deemed the exclusive remedies of the parties hereto. In the event either party institutes legal proceedings to exercise its rights or to enforce this Agreement, the prevailing party in any such proceeding shall be entitled to recover reimbursement of all reasonable legal fees and costs of court incurred by such prevailing party from the other party.

6. Utility Districts. Purchaser acknowledges its awareness that the Property is located within the boundaries of The Newport Municipal Utility District

 7. General Provisions.

A. Commissions. Seller has agreed to pay a commission to CB Richard Ellis ("Broker") in accordance with a separate agreement. Neither the Seller nor the Buyer shall pay any brokerage commission, finder's or other fee to my broker, agent or other person other than Seller's obligations under the above referenced listing agreement between it and the Broker. Purchaser acknowledges that any cooperating broker claiming to represent the Purchaser or the Seller shell not receive any commission payments from Seller or the Broker. Except as set forth in the preceding sentences of this Section, Seller shall defend, indemnify, and hold harmless Purchaser, and Purchaser shall defend, indemnify, and hold harmless Seller and Broker, from and against all claims by any broker, agent or other person for brokerage, commission, finder's or other fees relative to this Agreement or the sale of the Property, and all court costs, attorney's fees, and other costs or expenses, arising therefrom, and alleged to be due by authorization of the indemnifying party. This paragraph shall survive the termination of this Agreement and the Closing. The Seller's duty to indemnify and hold the Broker and/or Purchaser harmless is limited to the assets of the Newport Partners bankruptcy estate, and the Seller shall in no way be personally liable for any such indemnification. The Seller s duty to indemnify and hold harmless created hereby shall survive until the closing of the bankruptcy estate.

B. Survival of Provisions. It is mutually agreed by the parties hereto that except as expressly provided herein, the terms and provisions contained in this Agreement shall be considered merged into the instruments evidencing such conveyance, and shall not survive such conveyance.

C. Notices, All of the requirements and provisions for notice under this Agreement shall have been met when such notice bas been placed in writing and sent certified mail, United States mail, postage prepaid, return receipt requested, to the respective parties hereto at the following addresses or a change of address is given by either party to the other in writing:


                  TO PURCHASER:       RGW GOLF DEVELOPMENT, INC.
                                      4112 N. JOSEY LANE
                                      SUITE 120-224
                                      CARROLLTON, TEXAS 75007-1509

                  TO SELLER:          CHRIS WILLLIMS, TRUSTEE
                                      5858 WESTHEIMER
                                      SUITE 707
                                      HOUSTON, TEXAS 71057

D. Time of Essence. It is mutually agreed that time is of the essence of this Agreement and each of its terms. Waiver of any obligation or performance by either Purchaser or Seller shall not constitute a waiver of a subsequent obligation or performance. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday or Sunday or a legal holiday under the laws of the State of Texas, then and in such event, thc time of such period shall be extended to the next business day which is not a Saturday, Sunday or legal holiday.

E. Entire Agreement. This Agreement contains the entire agreements, oral or written of the parties hereto, and there are no other representations, conditions and/or understandings made which are not expressly contained in this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the respective permitted successors and assigns of the parties hereto and shall oe government and construed by the laws of the State of Texas. This Agreement and the rights of Purchaser herein may not be assigned without the prior written consent of Seller.

F. Court Approval. On or before January 14, 1998 the Seller shall furnish Purchaser with an order from the bankruptcy court approving the sale and conveyance as contemplated by the terms of this Agreement or an order confirming Chapter 11 Plan authorizing the Trustee ("Seller") to sell and convey the Property to Purchaser free and clear of all liens, claims and encumbrances.

G. PURCHASER HAS ALSO RECEIVED A SURVEY OF THE PROPERTY. PURCHASER IS RELYING SOLELY ON PURCHASER'S OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER, BROKER OR ANY PARTY ACTING ON BEHALF OF SELLER. IT IS THE UNDERSTANDING AND INTENTION OF THE PARTIES HERETO THAT THE SALE OF THE PROPERTY FROM SELLER TO PURCHASER IS MADE ON AN "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS. IT IS EXPRESSLY PROVIDED, AND PURCHASER ACKNOWLEDGES, THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NECATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO, CONCERNINC OR WITH RESPECT TO (1) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (II) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, REGULATIONS, STATUTES OR ORDINANCES OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (III) THE LIABILITY, MERCIIANTABILITY, M`LRKETABILITY OR PROFITABILITY, SUITABILITY OR EITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, OR (IV) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. SPECIFICALLY, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET OUT IN THIS AGREEMENT, SELLER AND BROKER HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS OR WARRANTIES REGARDING COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION OR LAND USE LAWS, RULES OR REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, THOSE PERTAINING TO SOLID WASTE, AS DEFINED BY U. S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R.,
PART 261, OR THE DISPOSAL OR EXISTENCE IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCES AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER. THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS PARAGRAPH SHALL BE INCLUDED IN THE DEED FROM SELLER TO PURCHASER AND SHALL EXPRESSLY SURVIVE THE CLOSING OF THIS ACREEMENT.

H. Assignment. Neither party shall have the right to assign this Agreement or any of its rights and privileges hereunder to any other person, firm or corporation without the prior written Consent of the other party. Not withstanding the above, Purchaser, shall have the right to assign this Agreement.

I. Water. If the Property, which is the subject of this Contract, includes the golf course, Purchaser understands and agrees that in accordance with the requirements of the Harris Galveston Coastal Subsidence District ("HGCSD"), Purchaser agrees to apply for 8 new water permits within ninety (90) days of the date of closing. Further, and with respect to the requirements of the HGCSD, Purchaser agrees as follows: within six (6) months from the date of closing, Purchaser shall convert to surface water by completing the construction of the pipe line from Municipal Utility District No. 19 to the irrigation lake. If permitted pursuant to the terms of a confirmed Chapter 11 Plan, Seller will escrow from the sales proceeds for the purpose of insuring the construction of the water line. In connection therewith, Seller and Purchaser shall enter into an Escrow Agreement, in form acceptable to Seller, with the Title Company, whereby the title company will hold such escrow funds pending completion of the water line, at which time (and upon presentation to the Trustee and the escrow agent of evidence indicating the amount required for construction of such waterline) such amount (up to but not in excess of the sum of $___ shall be paid to Purchaser from the escrow fund against paid receipts for the hard costs of construction of such water line, and the balance in the escrow, if any, shall be paid over to the Seller.

J. Inspection Indemnification. Purchaser shall indemnity and defend Seller and Broker and hold Seller and Broker harmless from and against any and all claims, liabilities, costs, expenses, causes of action or damages to the Property or against Seller or Broker caused by Purchaser's and/or Purchaser's authorized agents', representatives or employees as a result of any inspection of the Property by such parties.

K Execution. Each party hereto expressly represents the execution and delivery of this Agreement is duly authorized by all necessary parties, proceedings and actions, and is fully binding on the respective party hereto, their successors and assigns.

L . "Back-up Contracts." It is understood and agreed that Seller shall have the right to receive "backup" contracts to purchase the Property, for any price and upon any terms acceptable to Seller. Back-up contracts will become effective only in the event Purchaser terminates this Contract as provided for it, Paragraph 3.D above, or fails to close the purchase of the Property thereafter (without so terminating the Contract).

EXECUTED by Purchaser on this the 7th day of December, 1998.


                           PURCHASER:

                           RGW GOLF DEVLOPMENT INC.

                           BY: /S/          Ray G. Wicken
                           PRINTED NAME:   Ray G. Wicken
                           TITLE: President

EXECUTED by Seller on this the 8th day of December, 1998 (the "effective date").

                           SELLER:
                           BY:  /S/      CHRIS WILLIAMS
                           CHRIS WILLIAMS, TRUSTEE
                           IN BANKRUPTCY FOR
                           NEWPORT PARTNERS